UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02	Termination of a Material Definitive Agreement

On December 8, 2006, Pavilion Bancorp, Inc. (the “Company”) and its trust subsidiary, Lenawee Capital Trust I, completed the redemption of all securities issued by the trust. As part of the redemption, the Company also retired the $5,155,000 Junior Subordinated Debt Securities issued to Lenawee Capital Trust I. The total redemption price, including accrued and unpaid interest through the redemption date, was $5,395,296.04.

As a result of the redemption, the related indenture dated November 28, 2001, between Pavilion Bancorp, Inc., f/k/a Lenawee Bancorp, Inc., and Wilmington Trust Company, as trustee, ceased by its terms to be of any further effect as of December 8, 2006. As a further result of the redemption, the Company will accelerate the amortization of approximately $140,000 of deferred costs related to the issuance of the trust preferred securities into the fourth quarter of 2006.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The description contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2006	PAVILION BANCORP, INC. (Registrant) By: /s/ Mark D. Wolfe —————————————— Mark D. Wolfe Chief Financial Officer

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